ARTICLES of INCORPORATION
                     General Corporation
                    (PURSUANT TO NRS 78)
                       STATE OF NEVADA



     1.   NAME OF CORPORATION: AABB, INC
     2.   RESIDENT AGENT: designated resident agent's STREET
       ADRESS in Nevada where process may be served)
       Name of Resident Agent: R/A'S OF AMERICA #7-00419
       Street Address: 1177 Fairview drive #996 - Carson
       City, Nevada (PHYSICAL LOCATION ONLY- NO MAIL
       ALLOWED)
       Mailing Address (if different): 2916 North 35th Ave.
       suite 8 Phoenix Arizona,
        85017
     3.   SHARES: (Total shares authorized to issue): 25,000,000
4.   GOVERNING BOARD: shall be styled as directors:
       The FIRST BOARD OF DIRECTORS shall consist of 1
       member (and the names and addresses are as follows
       (attach additional pages if necessary):
       /s/ JASON PRATTE        2916 N. 35th Ave, suite 8 Phoenix, AZ. 85017
       NAME                    ADDRESS

       NAME
       ADDRESS

       NAME
       ADDRESS
     5. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS. 78.037 or any other information you deem appropriate. Number of pages attached
    6. SIGNATURE OF INCORPORATOR: The name, address, and acknowledgement of the incorporator:
       (Attach additional pages if there is more than one incorporator.) (Signature must be notarized.)
       Diagnostic Int'l, Jason Pratte, Pres. (State of Arizona
       NAME                                  ( County of Maricopa

       2916 N. 35th Ave. #8 Phoenix, AZ .
                  ADDRESS             City/State/Zip

This instrument was acknowledged before me on   May 25th, 99, by

                    /s/Jason Pratte
                   Jason Pratte, President, Diagnostic Int'l
                    Signature of incorporator

                   As incorporator of AABB, INC